Exhibit 10.12

First Amendment to the

IMS Health Incorporated

Retirement Excess Plan

The IMS Health Incorporated Retirement Excess Plan, as amended and restated effective as of January 1, 2005 (the “Plan”), is amended effective January 1, 2009 as follows:

Section 1.9 of the Plan is amended to read in its entirety as follows:

“Designated Beneficiary” shall mean one or more persons, estates or other entities (including a trust(s)), designated in accordance with such procedures as may be specified by the Plan Administrator, that are entitled to receive benefits under the Plan upon the death of a Member and, in the absence of any such designation, the person or persons, estates or other entities (including a trust(s)), that shall be entitled to receive benefits payable pursuant to the provisions of the Qualified Plan by virtue of such Member’s death.

The authorized officers of IMS Health Incorporated have caused this instrument of amendment to be executed this 17th day of March, 2009.

IMS Health Incorporated

By

Its	SVP, Human Resources

37289-6222_First Amendment REP 3.09

March 9, 2009 4:44 PM